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                                                                   Exhibit 10.23

                                NETVANTAGE, INC.
                     MANAGEMENT INCENTIVE COMPENSATION PLAN
    ________________________________________________________________________


PURPOSE

     This Management Incentive Compensation Plan (the "Plan") developed by NetVantage, Inc., a Delaware corporation (the "Company") is intended to provide incentive compensation to officers and other senior management personnel who contribute substantially to the financial success of the Company as measured primarily by increased stockholder value as reflected in increases in the price of the Company's Class A common stock. The Board of Directors has determined that it is in the best interests of the Company's stockholders to provide such incentive compensation to Participants in the Plan in the event of a Change in Control (as defined below) of the Company and to reward such Participants for the services they have rendered to the Company which have resulted in a substantial increase in stockholder value.

EFFECTIVE DATE

     The Plan is effective as of January 1, 1998. No revision, modification or amendment of the Plan shall adversely affect the rights and benefits granted to existing Participants in the Plan.

PARTICIPATION

     Participation in the Plan shall be limited to employees of the Company whose positions have a direct influence on the growth and profitability of the Company. The Board of Directors will approve all participants in the Plan. Participation in the Plan will be established by agreements entered into between selected employees and the Company ("Participants"). Participants' rights to awards under the Plan will be set forth in each of their agreements.

INCENTIVE BONUS AWARDS

     All Company incentive bonus awards shall be paid to Participants as follows:

     In the event of a Change in Control, Participant shall be entitled to receive an incentive bonus award determined as follows:

     (a) If the Participant is designated in such Participant's agreement as a Tier I Participant, then, if the closing price, or if there is no closing price, the average of the high and low bid prices of the Company's Class A common stock as quoted on the Stock Market immediately prior to the effective time of a change in control is (i) at least $10.00 per share but less than $15.00 per share, then the Participant shall be entitled to receive a bonus payment equal to 200% of such Participant's Annual Compensation (as defined below), or (ii) at least $15.00 per share, then the Participant shall be entitled to receive a bonus payment equal to 300% of such Participant's Annual Compensation.

     (b) If the Participant is designated in such Participant's agreement as a Tier II Participant, then, if the closing price, or if there is no closing price, the average of the high and low bid prices of the Company's Class A common stock as quoted on the Stock Market immediately prior to the effective time of a Change in Control is (i) at least $10.00 per share but less than $15.00 per share, then the Participant shall be entitled to receive a bonus payment equal to 100% of such Participant's Annual Compensation, or (ii) at least $15.00 per share, then the Participant shall be entitled to receive a bonus payment equal to 150% of such Participant's Annual Compensation.

DEFINITIONS
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     "Annual Compensation" shall mean at the time of the Change of Control the greater of (i) Participant's current annual base salary and target annual bonus or (ii) the actual salary and bonus paid to Participant by the Company during the twelve month period immediately preceding the Change of Control, or if the Participant has been employed by the Company for less than twelve months, the actual salary and bonus paid to Participant by the Company during such period on an annualized basis.

     "Change of Control" shall mean the reorganization, merger, consolidation, sale of assets or other transaction or series of transactions in which the stockholders of the Company immediately preceding the consummation of such transaction or transactions own less than 50% of the voting power of the entity surviving or resulting from such transaction or transactions.

PLAN ADMINISTRATION

     The day-to-day administration of the Plan is the responsibility of the President of the Company under the guidance of the Compensation Committee of the Board of Directors.


Approved by the Board of Directors on December 18, 1997.


                              /s/  Stephen R. Rizzone
                              -----------------------
                              Stephen R. Rizzone
                              Chairman of the Board


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